Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Brian McCabe, Jonathan Menke, and Afra Rindani of Ropes & Gray LLP, and Ryan Larrenaga, Joseph D’Alessandro, Teresa Lirio, MaryEllen McLaughlin, and Katina Walker of Columbia Management Investment Advisers, LLC, signing singly, each as his or her true and lawful attorney-in-fact to:

(1)
Prepare, execute and file for and on behalf of the undersigned a Form ID, including amendments thereto, and any other related documents necessary or appropriate to obtain from the Electronic Data Gathering and Retrieval System (“EDGAR”) of the United States Securities and Exchange Commission (the “SEC”) the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC;

(2)
Act as an “account administrator,” as that term is used in EDGAR Filer Manual, Volume I, for the undersigned’s account on EDGAR (the “EDGAR account”), and, as an account administrator for the undersigned’s EDGAR account, to do and perform any and all acts for and on behalf of the undersigned on the EDGAR Filer Management website dashboard (or any successor website) to manage the EDGAR account, including, but not limited to, managing the undersigned’s EDGAR codes, authorizing or de-authorizing users and authorizing additional account administrators for the EDGAR account, and designating delegated entities for, and making any confirmations required to be made for, the EDGAR account; and

(2)	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form ID and the timely filing of such forms with the SEC.

The undersigned hereby grants to each of the above named attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 7-29, 2025.

Name:	/s/ Jeninne C. McGee
By:	Jeninne C. McGee

State of Massachusetts
County of Suffolk

Subscribed before me, this
29th day of July, 2025.

/s/ Kelly J. Crowe
Notary

My Commission Expires: March 12, 2032